UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its 2011 annual meeting of stockholders on June 28, 2011. The final results for the four proposals submitted to stockholders at the annual meeting are set forth below. Each of the proposals below is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 2, 2011.
Proposal 1 — Election of Directors. Each of the following nominees for director were elected to serve a three-year term expiring at the Company’s 2014 annual meeting of stockholders based on the following vote:

	Affirmative	Votes	Broker
Name	Votes	Withheld	Non-Votes
Steven G. Bunger	35,781,298	1,586,080	3,582,601
Sanjay Swani	36,266,263	1,101,115	3,582,601
Michael L. Watts	36,075,616	1,291,762	3,582,601
Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm. Ernst & Young LLP was ratified as our independent registered public accounting firm for the year ending December 31, 2011 based on the following vote:

Affirmative Votes:	40,455,929
Votes Against:	375,799
Votes Withheld:	118,251
Broker Non-Votes:	0
Proposal 3 — Advisory Vote on the Compensation of Executive Officers. The compensation of the Company’s executive officers was approved on an advisory basis based on the following vote:

Affirmative Votes:	36,439,844
Votes Against:	760,018
Votes Withheld:	167,516
Broker Non-Votes:	3,582,601
Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Executive Officers. The advisory vote on the frequency of future advisory votes on the compensation of executive officers is recommended every three years based on the following vote:

Three Years:	18,938,513
Two Years:	1,630,982
One Year:	16,604,431
Abstain:	193,452

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 1, 2011

MOBILE MINI, INC.
By:	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel